As filed with the Securities and Exchange Commission on December 4, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRO-DEX, INC.

 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1261240 (I.R.S. Employer Identification Number)

2361 McGaw Avenue
Irvine, CA 92614
Telephone: (949) 769-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alisha Charlton
Pro-Dex, Inc.
2361 McGaw Avenue
Irvine, CA 92614
Telephone: (949)769-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Garett Sleichter
Rutan & Tucker, LLP
18575 Jamboree Road, 9th Floor
Irvine, CA 92612
Telephone: (714) 641-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price(3)		Amount of Registration Fee
Common stock
Preferred stock
Subscription rights
Warrants
Units
Total			$100,000,000	(4)	$10,910	(5)

(1)	The securities registered hereunder may be sold separately, or as units with other securities registered hereby.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transactions.  The securities registered hereunder also include such indeterminate number of shares of common stock, shares of preferred stock, subscription rights, warrants and units as may be issued upon conversion, exchange or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.  Separate consideration may or may not be received by the Registrant for securities that are issuable upon conversion, exchange or exercise of other securities.  The aggregate maximum initial offering price of all securities offered and sold by the Registrant pursuant to this Registration Statement shall not have a maximum aggregate initial offering price that exceeds $100,000,000.

(3)

Pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per security for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.

(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2020

$100,000,000
Common stock
Preferred stock
Subscription rights
Warrants
Units

Pro-Dex, Inc. may offer from time to time up to an aggregate of $100,000,000 of any combination of common stock, preferred stock, subscription rights, warrants or units, in one or more offerings. We may also offer securities as may be issuable upon conversion, exchange, or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PDEX”. The last reported sale price of the shares of our common stock on The Nasdaq Capital Market on December 3, 2020, was $39.34 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December    , 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of any combination of common stock, preferred stock, subscription rights, warrants or units in one or more offerings. We may also offer securities as may be issuable upon conversion, exchange, or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. For the securities being sold, the prospectus supplement will include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to the Company. The prospectus supplement may also contain additional information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context suggests otherwise, references in this prospectus to “Pro-Dex,” the “Company,” “we,” “us” and “our” refer to Pro-Dex, Inc. and its consolidated subsidiaries.

(i)

PRO-DEX, INC.

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”. Unless otherwise noted, the terms “Pro-Dex”, “the Company,” “we,” “us,” and “our” refer to Pro-Dex, Inc. and its wholly-owned subsidiaries.

Pro-Dex, Inc. specializes in the design, development, and manufacture of autoclavable, battery-powered and electric, multi-function surgical drivers and shavers used primarily in the orthopedic, thoracic, and maxocranial facial markets. We have patented adaptive torque-limiting software and proprietary sealing solutions which appeal to our customers, primarily medical device distributors. Our patented adaptive torque-limiting software has been very well received in the craniomaxillofacial market and we have continued investment in this area with research and development focused on applying this technology to thoracic surgical applications. We also manufacture and sell rotary air motors to a wide range of industries.

Our principal headquarters are located at 2361 McGaw Avenue, Irvine, California 92614 and our phone number is (949) 769-3200. Our Internet address is www.pro-dex.com.

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Pro-Dex’s industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. We believe these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 10, 2020, and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website (http://www.pro-dex.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended June 30, 2020, filed on September 10, 2020;

(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 5, 2020;

(3)

Current Reports on Form 8-K as filed with the SEC on July 31, 2020, September 8, 2020, September 25, 2020, November 12, 2020, and November 20, 2020 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items);

(4)

The description of our common stock, which is contained in our Current Report on Form 8-K filed on December 17, 2013, including any amendment or report filed for the purpose of updating such description; and

(5)

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Pro-Dex, Inc., at 2361 McGaw Avenue, Irvine, California 92614. You may also contact the Corporate Secretary at (949) 769-3200.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from our sale of securities pursuant to this prospectus to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. We have not allocated the proceeds to these purposes as of the date of this prospectus. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering, if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which may be further amended from time to time and both of which are incorporated herein by reference.

General

As of December 3, 2020, our authorized capital stock consists of (i) 50,000,000 shares of common stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share, of which 78,129 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”).  As of December 3, 2020, 3,860,639 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of our shareholders, including the election of directors, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding of our preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Subject to the rights of any outstanding preferred stock, upon the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent for our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PDEX”.

Preferred Stock

Our Board of Directors has the authority, without further action by our shareholders (other than such approval rights as may be granted to any outstanding series of preferred stock), to designate and issue one or more series of preferred stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of preferred stock to the maximum extent permitted by Colorado law.  Among other things, our Board of Directors may establish the following with respect to each series of preferred stock:

(i)

the number of shares that constitute each series of preferred stock;

(ii)

the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(iii)

whether the series of preferred stock may be redeemed and, if so, the redemption price and the other terms and conditions of redemption;

(iv)

sinking fund or other provisions, if any, for redemption or purchase of the series of preferred stock;

(v)

whether the series of preferred stock may be converted into, or exchangeable for, other classes of our capital stock (including common stock or another series of preferred stock) and, if so, the conversion price or exchange rate and the other terms of conversion or exchange; and

(vi)

the liquidation preferences payable on, and other rights afforded to, the series of preferred stock in the event of voluntary or involuntary dissolution, winding-up or other liquidation of the Company.

The rights, powers, preferences, qualifications, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, redemption provisions, sinking fund provisions, conversion and exchange rights, liquidation preferences and other matters.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock.  The existence of authorized but unissued preferred stock may also discourage or render more difficult attempts to take control of the Company, as described in more detail below under “Anti-Takeover Provisions of Governing Documents.”

Series A Preferred Stock

78,129 shares of our preferred stock have been designated as Series A Preferred Stock, none of which are issued or outstanding as of December 3, 2020.  Share of Series A Preferred Stock have the following rights and preferences:

(i)

holders of Series A Preferred Stock will have a liquidation preference of $3.60 per share of Series A Preferred Stock payable in preference to holders of common stock and holders of shares of our other capital stock, if any, ranking junior to the Series A Preferred Stock (a consolidation or merger of the Company with or into another corporation or entity or sale of all or substantially all of the assets of the Company shall be deemed a “liquidation” with respect to the Series A Preferred Stock unless such consolidation or merger is a Pro Forma Merger; a “Pro Forma Merger” is defined in our Articles of Incorporation as a consolidation or merger, as the result of which 15% or fewer of our equity securities outstanding after the merger or consolidation are owned by persons who were not holders of our equity securities immediately preceding the merger or consolidation);

(ii)

holders of Series A Preferred Stock have the right, at any time and from time to time, to convert three shares of Series A Preferred Stock into one share of common stock (which conversion rate is subject to adjustment in the event shares of common stock are issued as a dividend or distribution on any class of our capital stock or if our common stock is subdivided, split or combined or subject to a recapitalization, reclassification or similar transaction);

(iii)

no fractional shares of common stock will be issued upon conversion of Series A Preferred Stock, and in lieu of any fractional share we shall pay the holder of converted Series A Preferred Stock an amount calculated in accordance with our Articles of Incorporation;

(iv)

we must at all times reserve and keep available out of our authorized but unissued common stock, solely for the purpose of issuance upon conversion of the Series A Preferred Stock, the number of shares of common stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock;

(v)

we will not, by amendment of our Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights or preferences of the Series A Preferred Stock;

(vi)

we do not have the right to redeem Series A Preferred Stock;

(vii)

holders of Series A Preferred Stock have no voting rights except as otherwise granted to them under Colorado law;

(viii)

Series A Preferred Stock will not be entitled to dividends; and

(ix)

all shares of Series A Preferred Stock surrendered for conversion into common stock shall be restored to the status of authorized but unissued shares of Preferred Stock and may not be reissued as Series A Preferred Stock.

Anti-Takeover Provisions of Governing Documents

Our Bylaws require that our shareholders satisfy certain advance notice and other requirements in order to properly submit proposals or director nominees for consideration at our annual meetings of shareholders.

As discussed above, our Board of Directors has the authority, without further action by our shareholders (other than such approval rights as may be granted to any outstanding series of preferred stock), to designate and issue one or more series of preferred stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of preferred stock to the maximum extent permitted by Colorado law.  The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Among other things, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of the Company and our shareholders, our Board of Directors could cause shares of preferred stock to be designated and issued without further shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description sets forth certain general terms and provisions of the subscription rights that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the subscription rights that we may offer and the related agreements will be described in the prospectus supplement relating to those subscription rights. For more information, you should review the relevant form of subscription rights agreement and the relevant form of subscription rights certificate, if any, which are or will be filed with the SEC.

We may issue subscription rights to purchase common stock, preferred stock, units or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

If we offer any subscription rights, certain terms of that series of subscription rights will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

If we offer any warrants, certain terms of that series of warrants will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

CERTAIN ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in, and subject to, Section 4975 of the Code or (iii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA. A fiduciary of any such employee benefit plan, plan, or benefit plan investor must determine that the purchase, holding and disposition of an interest in such offered security is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	the sale of common stock on the NASDAQ Capital Market (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker/dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the securities;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of securities by a broker/dealer as principal and resales of the securities by the broker/dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

We have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the Registration Statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We estimate that the total expenses in connection with the offer and sale of securities pursuant to this prospectus, other than underwriting discounts and commissions, will be approximately $50,000.

We may agree to indemnify underwriters, broker/dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us Rutan & Tucker, LLP, Irvine, California.

EXPERTS

The consolidated financial statements of Pro-Dex, Inc. incorporated in this Registration Statement on Form S-3 by reference from Pro-Dex, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2020, have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in their report (which report expresses an unqualified opion and includes an explanatory paragraph related to the adoption of ASC Topic 842), which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a reasonably itemized statement of all fees and expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee		$10,910
Printing expenses	$	*	(1)
Accounting fees and expenses	$	*	(1)
Legal fees and expenses	$	*	(1)
Miscellaneous	$	*	(1)
Total	$	*	(1)

——————

(1)

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Pro-Dex is incorporated under the laws of the State of Colorado.  Section 7-109-102 of the Colorado Business Corporations Act (the “Colorado Act”) authorizes a Colorado corporation to indemnify any director of the corporation against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or in the case of conduct not in taken the director’s official capacity, not opposed to) the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that the corporation generally may not indemnify a director for conduct which the director is adjudged liable.

Unless limited by a corporation’s articles of incorporation, Sections 7-109-103 and 7-109-107 of the Colorado Act require that a Colorado corporation indemnify a director or officer of the corporation who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred in connection therewith.

Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director’s expenses incurred in defending any action or proceeding upon receipt of an undertaking and a  written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the corporation’s articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation.

Regardless of whether a director or officer has the right to indemnity pursuant to the provisions of the Colorado Act described above, Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on behalf of a director or officer against liability resulting from his or her role as director or officer.

Article 8 of our Articles of Incorporation expressly states that (unless limited by its Bylaws, by Board of Director or shareholder resolution or by contract) we shall indemnify our directors and officers to the extent and in a manner permitted by the Colorado Act.  No provision of our Bylaws, no resolutions by our Board of Directors or shareholders, and no contracts between us and our directors or officers have limited such rights.

It is our policy to maintain an insurance policy indemnifying our directors and officers against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be entitled to indemnification by us.  As of December 3, 2020, the Company has such an insurance policy in place.

It is also our policy to enter into indemnification agreements with each of our directors and officers.  As of December 3, 2020, we have entered into our standard form of indemnification agreement with each of our current directors and officers, pursuant to which we agree, among other things, to indemnify and advance expenses to each director and officer to the maximum extent permitted by law.

Item 16. Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 under the Securities Act.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit
No.		Description of Exhibit

1.1	*	Form of Underwriting Agreement for Common Stock.

1.2	*	Form of Underwriting Agreement for Preferred Stock.

1.3	*	Form of Underwriting Agreement for Subscription Rights.

1.4	*	Form of Underwriting Agreement for Warrants.

1.5	*	Form of Underwriting Agreement for Units.

3.1		Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed April 23, 2007).

3.2		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed December 5, 2007).

3.3		Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 18, 2010).

3.4		Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed February 4, 2011).

4.1	*	Form of Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.

4.2	*	Form of Subscription Rights Agreement.

4.3	*	Form of Subscription Rights Certificate.

4.4	*	Form of Warrant Agreement.

4.5	*	Form of Warrant Certificate.

4.6	*	Form of Unit Agreement.

4.7	*	Form of Unit Certificate.

5.1	Ω	Opinion of Rutan & Tucker, LLP, as to the legality of the securities being registered.

23.1	Ω	Consent of Moss Adams LLP.

23.3	Ω	Consent of Rutan & Tucker, LLP (included in the opinion filed as Exhibit 5.1).

24.1		Power of Attorney (included on the signature page to the Registration Statement).

*	To be filed, if applicable, by amendment or pursuant to a document filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
Ω	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on December 4, 2020.

PRO-DEX, INC.

By:	/s/ Richard L. Van Kirk
	Name:	Richard L. Van Kirk
	Title:	Chief Executive Officer and Director

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Colorado corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Richard L. Van Kirk the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 4, 2020 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Richard L. Van Kirk	President, Chief Executive Officer, and	December 4, 2020
Richard L. Van Kirk	Director (Principal Executive Officer)

/s/ Alisha K. Charlton	Chief Financial Officer	December 4, 2020
Alisha K. Charlton	(Principal Financial Officer)

/s/ Nicholas J. Swenson	Chairman of the Board, Director	December 4, 2020
Nicholas J. Swenson

/s/ Raymond E. Cabillot	Director	December 4, 2020
Raymond E. Cabillot

/s/ William J. Farrell III	Director	December 4, 2020
William J. Farrell III

/s/ David C. Hovda	Director	December 4, 2020
David C. Hovda

/s/ Katrina M.K. Philp	Director	December 4, 2020
Katrina M.K. Philp